UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 15, 2007

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information

On March 12, 2007 the Registrant filed a Form 8-K stating under Item 2.03 the discussion of a Five Hundred Thousand Dollar ($500,000) Convertible Promissory Note (“Note”) with Sabana Investments, LLC (“Sabana”), of which it stated that only Three Hundred Fifty Thousand Dollars ($350,000) had funded.

On May 16, 2007, the Registrant filed a Form 8-K/A stated under Item 2.03 that the amount originally discussed in the Form 8-K filed with the Commission on March 12, 2007 was stated incorrectly. The correct amount should be Three Hundred Seventy Thousand Dollars ($370,000) funded with the remaining One Hundred Thirty Thousand Dollars ($130,000) not expected to fund.

On August 21, 2007, the Registrant filed a Form 8-K stating that it had reached a mutual agreement with Sabana Investments, LLC for an extension of ninety (90) days to repay the Note.

On October 15, 2007, the Registrant repaid Three Hundred Seventy Thousand Dollars ($370,000) to Sabana Investments, LLC. The additional One Hundred Thirty Thousand Dollars ($130,000) was never given to the Registrant and therefore, the full amount of the Note has been repaid in full.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: October 15, 2007	By:	/s/ Michael Mak
Michael Mak, President